Exhibit 99.1

For Immediate Release

Contact: John Lynch, Vice President, Treasurer and Investor Relations, 508-482-2314

Waters Reports Third Quarter 2014 Financial Results

Milford, Massachusetts, October 21, 2014 - Waters Corporation (NYSE/WAT) reported today third quarter 2014 sales of $493 million, an increase of 8% versus sales of $457 million in the third quarter of 2013. In the quarter, the effect of foreign currency translation was neutral to sales growth. On a GAAP basis, earnings per diluted share (EPS) for the third quarter were $1.34 compared to $1.14 for the third quarter of 2013. On a non-GAAP basis, including the adjustments in the attached reconciliation, EPS increased 16% to $1.38 compared to $1.19 in the third quarter of 2013. A description and reconciliation of GAAP to non-GAAP EPS is attached and can be found on the Company’s website at http://www.waters.com under the caption Investors.

Through the first nine months of 2014, sales for the Company were $1.41 billion, up 5% compared with sales of $1.34 billion in the first nine months of 2013. The effect of foreign currency translation was neutral to sales growth for the first nine months. On a GAAP basis, EPS for the first nine months of 2014 were $3.29 compared to $3.56 for the comparable period in 2013. On a non-GAAP basis and including adjustments on the attached reconciliation, EPS were $3.51 in the first nine months of 2014 as compared to $3.34 in 2013.

Commenting on the quarter, Douglas A. Berthiaume, Chairman, President, and Chief Executive Officer, said, “Broad-based demand from pharmaceutical customers highlighted our strong organic revenue growth in the third quarter. In addition, improvements in margins contributed to solid mid-teens EPS growth.”

As communicated in a prior press release, Waters Corporation will webcast its third quarter 2014 financial results conference call this morning, October 21, 2014 at 8:30 a.m. eastern time. To listen to the call, connect to www.waters.com, choose “Investor Relations” and click on the “Live Webcast”. A replay will be available through October 28, 2014 at midnight eastern time, similarly by webcast and also by phone at 203-369-3045.

About Waters Corporation

For over 50 years, Waters Corporation (NYSE:WAT) has created business advantages for laboratory-dependent organizations by delivering practical and sustainable innovation to enable significant advancements in such areas as healthcare delivery, environmental management, food safety, and water quality worldwide.

Pioneering a connected portfolio of separations science, laboratory information management, mass spectrometry and thermal analysis, Waters technology breakthroughs and laboratory solutions provide an enduring platform for customer success.

With revenue of $1.9 billion in 2013, Waters is driving scientific discovery and operational excellence for customers worldwide.

CAUTIONARY STATEMENT

This release may contain “forward-looking” statements regarding future results and events. For this purpose, any statements that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words, “feels”, “believes”, “anticipates”, “plans”, “expects”, “intends”, “suggests”, “appears”, “estimates”, “projects”, and similar expressions, whether in the negative or affirmative, are intended to identify forward-looking statements. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements within this release for a variety of reasons, including and without limitation, uncertainties relating to organizational/leadership transition plans; the impact on demand among the Company’s various market sectors from economic, sovereign and political uncertainties; fluctuations in expenditures by the Company’s customers, in particular large pharmaceutical companies; introduction of competing products by other companies and loss of market share; pressures on prices from competitors and/or customers; regulatory, economic and competitive obstacles to new product introductions; other changes in demand from the effect of mergers and acquisitions by the Company’s customers; increased regulatory burdens as the Company’s business evolves, especially with respect to the U.S. Food and Drug Administration and U.S. Environmental Protection Agency, among others; shifts in taxable income in jurisdictions with different effective tax rates; the outcome of tax examinations or changes in respective country legislation affecting the Company’s effective tax rate; the ability to access capital, maintain liquidity and service our debt in volatile market conditions, particularly in the U.S., as a large portion of the Company’s cash is held and operating cash flows are generated outside the U.S.; environmental and logistical obstacles affecting the distribution of products; risks associated with lawsuits and other legal actions, particularly involving claims for infringement of patents and other intellectual property rights; and foreign exchange rate fluctuations potentially affecting translation of the Company’s future non-U.S. operating results. Such factors and others are discussed more fully in the sections entitled “Forward-Looking Statements” and “Risk Factors” of the Company’s annual report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the period ended June 28, 2014 as filed with the Securities and Exchange Commission, which “Forward-Looking Statements” and “Risk Factors” discussions are incorporated by reference in this release. The forward-looking statements included in this release represent the Company’s estimates or views as of the date of this release report and should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.

Waters Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands and unaudited)

	September 27, 2014	December 31, 2013
Cash, cash equivalents and investments	1,946,357	1,803,670
Accounts receivable	393,169	430,985
Inventories	269,095	242,800
Other current assets	90,789	78,800
Total current assets	2,699,410	2,556,255
Property, plant and equipment, net	322,924	324,932
Other assets	729,342	701,442
Total assets	3,751,676	3,582,629
Notes payable and debt	225,006	133,346
Accounts payable and accrued expenses	349,473	354,186
Total current liabilities	574,479	487,532
Long-term debt	1,205,000	1,190,000
Other long-term liabilities	130,377	141,924
Total liabilities	1,909,856	1,819,456
Total equity	1,841,820	1,763,173
Total liabilities and equity	3,751,676	3,582,629

Waters Corporation and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	(Unaudited)		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
Net sales	$493,165	$457,317	$1,405,474	$1,338,770
Cost of sales	202,222	191,568	591,794	554,465
Gross profit	290,943	265,749	813,680	784,305
Selling and administrative expenses	122,226	120,563	380,791	362,285
Research and development expenses	27,279	23,599	79,002	73,561
Purchased intangibles amortization	2,725	2,518	8,018	7,293
Operating income	138,713	119,069	345,869	341,166
Other expense	—	—	—	(1,575)
Interest expense, net	(7,300)	(6,412)	(19,602)	(18,811)
Income from operations before income taxes	131,413	112,657	326,267	320,780
Provision for income tax expense	17,916	14,609	45,939	12,359
Net income	$113,497	$98,048	$280,328	$308,421
Net income per basic common share	$1.36	$1.15	$3.32	$3.60
Weighted-average number of basic common shares	83,663	85,185	84,375	85,565
Net income per diluted common share	$1.34	$1.14	$3.29	$3.56
Weighted-average number of diluted common shares and equivalents	84,401	86,364	85,162	86,719

Waters Corporation and Subsidiaries

Quarterly Reconciliation of GAAP to Adjusted Non-GAAP Financials

(in thousands, except per share data)

The 2014 and 2013 adjusted amounts presented below are used by the management of the Company to measure operating performance with prior periods and forecasts and are not in accordance with generally accepted accounting principles (GAAP). The Company believes that the use of Non-GAAP measures, such as Non-GAAP Earnings Per Share (EPS) and Non-GAAP Operating Income, help management and investors gain a better understanding of our core operating results and future trends, and is consistent with how management measures performance for purposes of executive compensation and forecasts the Company’s performance. The reconciliation identifies items management has excluded as non-operational transactions. Management has excluded the following items:

•	Purchased Intangibles Amortization was excluded to allow for comparisons of operating results that are consistent over periods of time.

•	Restructuring Costs, Asset Impairments, Acquisition-Related Costs and Other One-Time Costs were excluded as the Company believes that costs to consolidate operations, reduce overhead and complete acquisitions are infrequent or unusual and are not indicative of normal operating costs.

•	Infrequent Income Tax Items were excluded as these costs and benefits are typically the result of audit examination settlements, updates in management’s assessment of ongoing examinations or other unusual tax items and are not indicative of the Company’s normal or future income tax expense.

		(Unaudited)
	Three Months Ended		Nine Months Ended
	September 27, 2014	September 28, 2013	September 27, 2014	September 28, 2013
GAAP Selling and Administrative Expenses (including Purchased Intangibles Amortization)	$(124,951)	$(123,081)	$(388,809)	$(369,578)
Purchased Intangibles Amortization	2,725	2,518	8,018	7,339
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	191	2,848	14,557	6,786

Adjusted Non-GAAP Selling & Administrative Expenses (including Purchased Intangibles Amortization)	$(122,035)	$(117,715)	$(366,234)	$(355,453)

GAAP Operating Income	$138,713	$119,069	$345,869	$341,166
Purchased Intangibles Amortization	2,725	2,518	8,018	7,339
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	191	2,848	14,557	6,786

Adjusted Non-GAAP Operating Income	$141,629	$124,435	$368,444	$355,291

GAAP Provision for Income Tax Expense	$(17,916)	$(14,609)	$(45,939)	$(12,359)
Purchased Intangibles Amortization	(804)	(719)	(2,306)	(2,111)
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	150	(896)	(4,054)	(2,293)
Infrequent Income Tax Items	1,033	999	2,740	(28,382)

Adjusted Non-GAAP Provision for Income Tax Expense	$(17,537)	$(15,225)	$(49,559)	$(45,145)

GAAP Net Income	$113,497	$98,048	$280,328	$308,421
Purchased Intangibles Amortization	1,921	1,799	5,712	5,228
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	341	1,952	10,503	4,493
Infrequent Income Tax Items	1,033	999	2,740	(28,382)

Adjusted Non-GAAP Net Income	$116,792	$102,798	$299,283	$289,760

GAAP EPS	$1.34	$1.14	$3.29	$3.56
Purchased Intangibles Amortization	0.02	0.02	0.07	0.06
Restructuring Costs, Asset Impairments, Acquisitions & Other One-Time Costs	0.00	0.02	0.12	0.05
Infrequent Income Tax Items	0.01	0.01	0.03	(0.33)

Adjusted Non-GAAP EPS	$1.38	$1.19	$3.51	$3.34